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                                                                   Exhibit 23.03

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated November 9, 1999 included in Todd-AO Corporation's Form 10-K for the year ended August 31, 1999 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
-----------------------
    ARTHUR ANDERSEN LLP


Los Angeles, California
May 1, 2000